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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Security Dynamics Technologies, Inc. (the "Company") on Form S-8 of our reports dated January 22, 1997 (the report on the consolidated financial statements which expresses an unqualified opinion and includes an explanatory paragraph referring to a change in the Company's method of accounting for option grants requiring stockholder approval in 1996), appearing in or incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996.

                                           /s/ DELOITTE & TOUCHE LLP


                                          DELOITTE & TOUCHE LLP



Boston, Massachusetts
July 22, 1997